The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and accompanying prospectus are not offers to sell these securities, and we are not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-265488
Subject to completion, dated July 18, 2024
Preliminary Prospectus Supplement
(To Prospectus dated June 8, 2022)
$200,000,000
PLUG POWER INC.

Common Stock

We are offering up to $200,000,000 of our common stock in this offering.
Our common stock is traded on the Nasdaq Capital Market under the symbol “PLUG.” On July 17, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.06 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-13 of this prospectus supplement and in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Per Share	$	$
Underwriting discount(1)	$	$
Total	$	$

(1)
See “Underwriters” beginning on page S-21 of this prospectus supplement for a description of the compensation paid to the underwriters.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional $30,000,000 of our common stock from us at the public offering price, less the underwriting discount.
Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. Any representation to the contrary is a criminal offense.
Delivery of the common stock at the closing of the offering is expected to be made on or about July   , 2024.

Morgan Stanley
The date of this prospectus supplement is July   , 2024.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Incorporation by Reference,” “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” as well as any free writing prospectus provided in connection with this offering.
You should rely only on this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus applicable to that jurisdiction.
The industry and market data contained or incorporated by reference in this prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.
This prospectus supplement and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain and/or incorporate by reference statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “should,” “will,” “would,” “plan,” “project” or the negative of such words or other similar words or phrases. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to: the anticipated benefits and actual savings and costs resulting from the implementation of the cost savings initiatives that were announced in February 2024; our ability to achieve our business objectives and to continue to meet our obligations, which is dependent upon our ability to maintain a certain level of liquidity and will depend in part on our ability to manage our cash flows, including successfully implementing our cost savings initiatives; the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that we may not be able to expand our business or manage our future growth effectively; the risk of loss related to our inability to maintain an effective system of internal control over financial reporting; the risk that delays in or not completing our product development and hydrogen plant construction goals may adversely affect our revenue and profitability; the risk that we may not be able to obtain from our hydrogen suppliers a sufficient supply of hydrogen at competitive prices or the risk that we may not be able to produce hydrogen internally at competitive prices; our ability to achieve the forecasted revenue and costs on the sale of our products; the risk that we may not be able to convert all of our estimated future revenue into revenue and cash flows; the risk that purchase orders may not ship, be installed and/or converted to revenue, in whole or in part; the risk that some or all of the recorded intangible assets and property, plant, and equipment could be subject to impairment; the risks associated with global economic uncertainty, including inflationary pressures, fluctuating interest rates, currency fluctuations, and supply chain disruptions; the risk of elimination, reduction of, or changes in qualifying criteria for government subsidies and economic incentives for alternative energy products, including with regards to the impact of the Inflation Reduction Act on our business; the risk that our lack of extensive experience in manufacturing and marketing of certain of our products may impact our ability to manufacture and market said products on a profitable and large-scale commercial basis; the risk that a sale or issuance of a significant number of shares of stock could depress the market price of our common stock; the risk of dilution to our stockholders and/or impact to our stock price should we need to raise additional capital; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; our ability to leverage, attract and retain key personnel; the risk of increased costs associated with legal proceedings and legal compliance; the risk that a loss of one or more of our major customers, or the delay in payment or the failure to pay receivables by one of our major customers, could have a material adverse effect on our financial condition; the risk of potential losses related to any contract disputes; the risk of potential losses related to any product liability claims; the cost and timing of developing, marketing, and selling our products; the risks involved with participating in joint ventures, including our ability or inability to execute our strategic growth plan through joint ventures; our ability to obtain financing arrangements to support the sale or leasing of our products and services to customers; the cost and availability of fuel and fueling infrastructures for our products; the risk that our convertible senior notes, if settled in cash, could have a material adverse effect on our financial results; the risk that our convertible note hedges may affect the value of our convertible senior notes and our common stock; the risks related to the use of flammable fuels in our products; the risks, liabilities, and costs related to environmental, health, and safety matters; market acceptance of our products and services; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing, and the supply of key product components; the risk that we may be unable to successfully pursue, integrate, or execute upon our new business ventures; the cost and availability of components and parts for our products; the risk that possible new tariffs could have a material adverse effect on our business; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully market, distribute and service our products and services internationally; our ability to improve system reliability for our products; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the risks related to our operational dependency on information technology and the risk of the failure of such technology, including failure to effectively prevent, detect, and recover from security compromises or breaches, including cyber-attacks; the cost of complying with current and future federal, state and international governmental regulations; the risks associated with past and potential future acquisitions; the risks associated with geopolitical instability, including the conflicts in the Middle East and between Russia and Ukraine as well as tensions between U.S. and China and neighboring regions; the volatility of our stock price; and other risks and uncertainties described herein, as well as those risks and uncertainties referenced under “Risk Factors” of this prospectus supplement and in the accompanying prospectus or any free writing prospectus provided in connection with this offering and any documents incorporated by reference herein or therein.
Although we presently believe that the plans, expectations and anticipated results expressed in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties, including those beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus supplement or the respective dates of documents incorporated herein or therein or any free writing prospectus provided in connection with this offering that include forward-looking statements.
The above list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended and supplemented by our Quarterly Report on Form 10-Q, all of which are incorporated herein by reference. The risk factors contained in our Annual Report and Quarterly Report are updated by us from time to time in subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC.

SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus. All references in this prospectus supplement or the accompanying prospectus to “Plug Power,” “the Company,” “we,” “us,” or “our” mean Plug Power Inc. and its subsidiaries, unless we state otherwise or the context otherwise requires.
Overview
We are building an end-to-end clean hydrogen ecosystem, from production, storage, and delivery to energy generation, to help our customers meet their business goals and decarbonize the economy. In creating the first commercially viable market for hydrogen fuel cells, we have deployed more than 69,000 fuel cell systems for forklifts and more than 250 fueling stations. We intend to deliver our hydrogen solutions directly to our customers, and through joint venture partners into multiple environments, including material handling, supply chain and logistics, e-mobility, stationary power generation, on-road electric vehicles (“EVs”) and industrial applications.
We are focused on delivering a number of hydrogen solutions to our customers. Our vertically integrated end-to-end hydrogen solutions, which are designed to fit individual customer needs, include hydrogen production equipment or the delivery of hydrogen fuel, including:
•
Fuel cells:   We offer stationary and mobile fuel cell products to our customers. Fuel cells are electrochemical devices that combine hydrogen and oxygen to produce electricity and heat without combustion. Our fuel cells power material handling vehicles (forklifts), replacing lead-acid batteries. We support customers at multi-shift high volume manufacturing and high throughput distribution sites where our fuel cell products provide a unique combination of productivity, flexibility, and environmental benefits.

•
Proton exchange membrane (“PEM”) electrolyzers:   Our electrolyzers use clean electricity to split water into hydrogen and oxygen. Using electrolyzers, customers can generate hydrogen for a variety of applications. PEM technology delivers high power density, carries low weight and volume and operates at relatively low temperatures which allows it to start quickly and cause less wear and tear on the system. We have built a state-of-the-art gigafactory to produce electrolyzer stacks in Rochester, New York.

•
Hydrogen liquefiers:   We have a core competency in liquefaction systems known for their operational efficiency, flexibility and reliability. Our hydrogen liquefaction system has one of the most energy-efficient designs on the market utilizing hydrogen as the refrigerant in the main liquefaction cycle.

•
Liquid hydrogen cryogenic solutions:   We have expertise designing and manufacturing cryogenic solutions, including liquid storage tanks, delivery trailers, vaporizers, portable equipment, and integrated control systems. Our hydrogen tanker is one of the largest and lightest trailers currently manufactured, with significant over-the-road payloads.

•
Hydrogen production:   We produce liquid hydrogen at our hydrogen production facilities in Kingsland, Georgia and Charleston, Tennessee. In addition, we have construction underway for several new hydrogen plants throughout the United States, including in New York, Louisiana and Texas.

Our current products and services include:
•
GenDrive:   GenDrive is our hydrogen fueled PEM fuel cell system, providing power to material handling EVs, including Class 1, 2, 3 and 6 electric forklifts, automated guided vehicles and ground support equipment.

•
GenFuel:   GenFuel is our liquid hydrogen fueling delivery, generation, storage, and dispensing system.

•
GenSure:   GenSure is our stationary fuel cell solution providing scalable, modular PEM fuel cell power to support the backup and grid-support power requirements of the telecommunications, transportation, and utility sectors. GenSure High Power Fuel Cell Platform will support large scale stationary power and data center markets.

•
GenCare:   GenCare is our ongoing “Internet of Things”-based maintenance and on-site service program for GenDrive fuel cell systems, GenSure fuel cell systems, GenFuel hydrogen storage and dispensing products and ProGen fuel cell engines.

•
GenKey:   GenKey is our vertically integrated “turn-key” solution combining either GenDrive or GenSure fuel cell power with GenFuel fuel and GenCare aftermarket service, offering complete simplicity to customers transitioning to fuel cell power.

•
ProGen:   ProGen is our fuel cell stack and engine technology currently used globally in mobility and stationary fuel cell systems, and as engines in electric delivery vans. This includes Plug’s membrane electrode assembly (“MEA”), a critical component of the fuel cell stack used in zero-emission fuel cell EV engines. Our ProGen technology provides heavy duty scalable power ranges between 15kW and 125kW.

•
Electrolyzers:   The design and implementation of 5 and 10MW electrolyzer systems that are modular, scalable hydrogen generators optimized for clean hydrogen production. Electrolyzers generate hydrogen from water using electricity and a special membrane and “green” hydrogen is generated by using electricity from renewable energy inputs, such as solar or wind power.

•
Liquefaction Systems:   Plug’s 15 ton-per-day and 30 ton-per-day liquefiers are engineered for high efficiency, reliability, and operational flexibility—providing consistent liquid hydrogen to customers. This design increases plant reliability and availability while minimizing parasitic losses like heat leak and seal gas losses.

•
Cryogenic Equipment: Engineered equipment including trailers, stationary storage tanks and mobile storage equipment for the distribution of liquified hydrogen, oxygen, argon, nitrogen and other cryogenic gases.

Joint Ventures
Our long-term plan includes penetrating certain foreign markets, including the EMEA and APAC hydrogen market, on-road vehicle market, and large-scale stationary market. Our formation of joint ventures, HyVia SAS (“HyVia”) and AccionaPlug S.L. (“AccionaPlug S.L.”) in Europe and SK Plug Hyverse Co., Ltd. (“SK Plug Hyverse”) in Asia, support this goal and are expected to provide us with a more global footprint.
•
Plug / SK E&S:   In the third quarter of 2021, Plug and SK E&S Co., Ltd. (“SK E&S”), formed a joint venture named SK Plug Hyverse to accelerate the use of hydrogen as an alternative energy source in selected Asian markets. This collaboration aims to provide hydrogen fuel cell systems, fueling stations, electrolyzers and green hydrogen to the Korean and other selected Asian markets. The partnership will leverage SK E&S’s leadership in chemicals, petroleum and energy as well as Plug’s leading hydrogen platform. The joint venture has received initial funding and is owned 49% by Plug Power Inc. and 51% by SK E&S.

•
HyVia:   In the second quarter of 2021, Plug and Renault SAS (“Renault”) formed a joint venture named HyVia. The joint venture plans to manufacture and sell fuel cell powered electric light commercial vehicles (“FCE-LCV”) and supply hydrogen fuel and fueling stations to support the FCE-LCV market, in each case primarily in Europe. The joint venture seeks to achieve a portion of the FCE-LCV market in Europe by 2030. The joint venture has received initial funding and is owned 50% by Plug Power France and 50% by Renault.

•
Plug / Acciona:   In the fourth quarter of 2021, Plug and Acciona Generación Renovable, S.A. (“Acciona”) formed a joint venture named AccionaPlug S.L. The joint venture seeks to accelerate the growth of the hydrogen economy in the industrial, mobility and pipeline sectors in Spain and Portugal. The joint venture has received initial funding and is owned 50% by Plug Power España and 50% by Acciona.

In addition, our wholly-owned subsidiary, Plug Power LA JV, LLC, created a joint venture with Niloco Hydrogen Holdings LLC, named “Hidrogenii” in the third quarter of 2022. We believe Hidrogenii will support reliability of supply and speed to market for hydrogen throughout North America and set the foundation for broader collaboration between Plug and Olin. Hidrogenii plans to begin with the construction of a 15-ton-per-day hydrogen plant in St. Gabriel, Louisiana. Hidrogenii has received initial funding and is owned 50% by Plug Power LA JV, LLC and 50% by Niloco Hydrogen Holdings LLC.
Our Business Strategy
We are pursuing distinct strategies to increase the Company’s revenue and expand gross margins. In an effort to achieve these revenue and gross margin goals, our business strategy is focused on the following initiatives.
Revenue Initiatives:   The Company has a broad offering of products and services. Given the substantial momentum in the hydrogen market, the Company will seek to continue to increase sales of its products and services by executing on a number of key initiatives:
•
Green Hydrogen Production:   The Company has construction underway for potential green hydrogen plants. The new production capacity is expected to enable greater sales volumes of hydrogen, supported by the increased demand for the Company’s fuel cell products.

•
Diversification of New Products:   The Company has launched multiple new products, such as electrolyzers, liquefiers, cryogenic, stationary power generation and on-road vehicles. The Company is currently manufacturing each of these new products at its facilities. The Company seeks to increase its revenues by combining this expanded product offering with significant government incentives which promote expansion of the hydrogen economy.

•
Increased Scale of Material Handling Manufacturing:   Access to lower-cost hydrogen and significant government incentives promoting the use of green hydrogen and fuel cells is expected to drive increased demand for the Company’s material handling products. The Company has over 1 billion hours of operating history for its material handling products and is a leader in the industry.

•
Expanding into New Regions:   The Company is focused on expanding into new regions that require decarbonization, including in the EMEA and APAC regions. The Company’s formation of joint ventures, including joint ventures with Renault in France, Acciona in Spain, and SK E&S in South Korea, support this initiative and are expected to provide the Company with increased sales in these new markets. The Company plans to continue to leverage its direct sales force, its relationships with OEMs and their dealer networks, and its network of integrators and contract manufacturers to provide its products and solutions worldwide. The European Union (the “EU”) has rolled out ambitious targets for the hydrogen economy as part of the EU strategy for energy integration. The Company is seeking to execute on its strategy to become one of the leaders in the European hydrogen economy, including by creating a targeted account strategy for material handling, securing strategic partnerships with European OEMs, energy companies and utility leaders and accelerating its electrolyzer business.

Cost Initiatives:   The Company is also focused on a range of cost initiatives which, if realized, are expected to drive gross margin expansion.
•
Product Mix and Pricing Increase:   Given the launch of multiple new products (electrolyzers, liquefiers, cryogenic, stationary power generation and on road vehicles, among others) and a backlog of new product orders, new product sales are anticipated to grow at a higher compounded annual growth rate than lower margin products. The Company expects that the shift in product mix will be accretive to its overall margin profile. In addition, to better reflect the economic value of the Company’s product offering, the Company recently worked with customers to put in place price increases across its entire product portfolio with a specific focus on hydrogen pricing which is expected to improve gross margins.

•
Volume Leverage:   Increased production volume is expected to drive lower product and services costs through production scale, supply chain leverage and increased automation. The Company is scaling production of its electrolyzer and fuel cell products. In 2021, the Company opened a 155,000-square-foot gigafactory in Rochester, New York. In 2022, the Company expanded manufacturing capacity at its Rochester location and, in 2023, opened its facility in Slingerlands, New York, which includes a world-class fuel cell manufacturing facility to support the growing demand for fuel cells.
•
Investments:   The Company has invested in a global team with broad capabilities to scale the varied commercial propositions across the hydrogen ecosystem and the Company continues to make investments to drive down the cost of parts and service costs. The Company estimates that it deployed over $200 million in projects and services in the second quarter of 2024. This estimate is preliminary and the actual result may differ from this estimate subject to the Company's quarter-end closing procedures, final adjustments and developments that may arise between now and the time the financial results for the second quarter ended June 30, 2024 are finalized.

•
Hydrogen Plants and Production:   The Company has historically purchased the majority of hydrogen it has sold to its customers from third parties. Producing hydrogen internally is anticipated to reduce its costs and such reductions, coupled with its production goals, if realized, could drive significant gross margin expansion in the fuel segment. In addition, the Company has entered into, and expects to continue to enter into, hedge or power purchase agreements in the ordinary course of business, which could reduce its exposure to price fluctuations in our electricity prices. Furthermore, its PEM electrolyzers allow it to curtail electricity use when prices are unfavorable. Moreover, as a result of the experience and information the Company acquired while constructing the Georgia facility, including information about permitting and the amount of cabling, piping, labor, and testing that has to be done onsite, the Company believes that it is well-equipped to de-risk and optimize the construction of future hydrogen plants, lowering its cost of capital expenditure associated with the construction process, and allowing for greater scalability and easier integration of future hydrogen plants to capture synergies.

In addition, to operate more efficiently and control its expenditures, the Company recently implemented a broad range of cost-saving measures, including operational consolidation, strategic workforce reductions and various other cost reduction initiatives which are expected to drive gross margin expansion. The Company expects to see some gross margin improvement sequentially from the first quarter of 2024 to the second quarter of 2024, in particular as a result of price increases and ramping of the Company’s hydrogen facilities, but such improvement is expected to be dampened by the implementation costs associated with such initiatives.
In addition to the Company’s efforts to increase its revenue and expand gross margins, the Company is pursuing opportunities to monetize on the sale of certain assets and the transfer of renewable energy tax incentives to third parties which, if successful, could provide the Company with additional liquidity. While we believe these opportunities provide us with additional avenues for liquidity, there can be no assurance that these initiatives will provide us with sufficient liquidity to meet our operating and capital needs.
Recent Developments
Cash and Cash Equivalents
Based upon information available to us as of the date of this prospectus supplement, we estimate that we had unrestricted cash and cash equivalents of approximately $62.4 million and restricted cash of approximately $956.5 million as of June 30, 2024. This preliminary financial information is subject to completion of our financial closing procedures for the quarter ended June 30, 2024. Our independent registered public accounting firm has not conducted a review of, and does not express an opinion or any other form of assurance with respect to, the preliminary financial information. It is possible that we or our independent registered public accounting firm may identify items that require us to make adjustments to the preliminary estimates set forth above. Accordingly, undue reliance should not be placed on the preliminary estimates. The preliminary estimates are not necessarily indicative of any future period and should be read together with the sections titled “Risk Factors” and “Cautionary Statements Regarding Forward-Looking Statements” in this prospectus supplement and accompanying prospectus and the information incorporated by reference herein, including our financial statements, related notes and other financial information included herein.
Department of Energy Loan
In May 2024, we received a conditional commitment for an up to $1.66 billion loan guarantee from the Department of Energy (the “DOE”) to finance the development, construction, and ownership of up to six green hydrogen production facilities. The production facilities, which will be selected for financing in accordance with procedures to be set forth in definitive documentation with the DOE, will supply low-carbon green hydrogen and the hydrogen generated will be used in applications in the material handling, transportation, and industrial sectors. Certain technical, legal, environmental and financial conditions, including negotiation of definitive financing documents, must be satisfied before funding of the loan guarantee and there can be no assurance that we will satisfy all of the conditions on terms acceptable to the DOE to receive the loan guarantee.
Corporate Information
We were organized in the State of Delaware on June 27, 1997. Our principal executive offices are located at 125 Vista Boulevard, Slingerlands, New York, 12159, and our telephone number is (518) 782-7700. Our corporate website address is www.plugpower.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement, or the accompanying prospectus and is not incorporated by reference herein and you should not consider it part of this prospectus supplement or the accompanying prospectus. We have included our website address as an inactive textual reference only.

THE OFFERING
Common stock to be offered by
us
         shares of our common stock.
Option to purchase additional shares from us
We have granted the underwriters an option for 30 days from the date of this prospectus supplement to purchase up to          additional shares of our common stock.
Common stock to be outstanding immediately following this offering
         shares (or          shares if the underwriters’ option to purchase additional shares from us is exercised in full).
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $        million (or approximately $        million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and other general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities and strategic transactions. See “Use of Proceeds.”
Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.
Nasdaq Capital Market
Symbol
PLUG.
The number of shares of our common stock to be outstanding after this offering is based on 686,362,334 shares of common stock outstanding as of March 31, 2024 and excludes:
•
36,384,062 shares of common stock issuable upon the exercise of stock options, at a weighted average exercise price of $16.55 per share;

•
5,914,856 shares of common stock issuable upon the vesting of restricted stock and restricted stock units;

•
78,561,263 shares of common stock issuable upon the exercise of warrants;

•
11,611,699 shares of common stock issuable upon conversion of the 3.75% Convertible Senior Notes due June 2025 at a conversion rate of 198.6196 shares;

•
33,049,906 shares of common stock issuable upon conversion of the 7.00% Convertible Senior Notes due June 2026 at a conversion rate of 235.4049 shares;

•
19,242,215 shares of common stock in treasury; and

•
11,254,667 shares of our common stock reserved for future issuance under our equity incentive plans.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of our common stock from us.

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA
The following table presents our summary selected consolidated financial and other data. The summary selected consolidated financial and other data should be read in conjunction with our consolidated financial statements and the related notes thereto and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2023 and in our subsequent report on Form 10-Q for the quarterly period ended March 31, 2024, which is incorporated by reference herein. The consolidated statements of operations data for the years ended December 31, 2023, 2022 and 2021 and the balance sheet data as of December 31, 2023 and 2022 are derived from the audited consolidated financial statements in our Form 10-K for the year ended December 31, 2023 incorporated by reference herein. The unaudited consolidated statement of operations data for the three months ended March 31, 2024 and 2023 and the unaudited balance sheet data as of March 31, 2024 are derived from the unaudited consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 incorporated by reference herein. These unaudited consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements and, in the opinion of management, reflect all adjustments, consisting of only normal and recurring adjustments necessary for a fair presentation of our results of operations, financial position and cash flows for the period presented. Our historical results are not necessarily indicative of the results that may be expected in the future, and our interim period results are not necessarily indicative of results to be expected for a full year or any other interim period.
	Three Months Ended March 31,		Year ended December 31,
	2024	2023	2023	2022	2021
	(unaudited)	(unaudited)
	(in thousands, except share and per share data)
Statements Of Operations:
Net revenue:
Sales of equipment, related infrastructure and other	$68,295	$182,094	$711,433	$558,932	$392,777
Services performed on fuel cell systems and related infrastructure	13,023	9,097	39,093	35,280	26,706
Power Purchase Agreements	18,304	7,937	63,731	47,183	35,153
Fuel delivered to customers and related equipment	18,286	10,142	66,246	57,196	46,917
Other	2,356	1,016	10,837	2,849	789
Net revenue	120,264	210,286	891,340	701,440	502,342
Cost of revenue:
Sales of equipment, related infrastructure and other	135,125	158,320	765,575	468,057	307,157
Services performed on fuel cell systems and related infrastructure	12,957	12,221	75,412	59,365	63,729
Provision for loss contracts related to service	15,745	6,889	86,346	26,801	71,988
Power Purchase Agreements	55,228	46,816	218,936	144,696	102,417
Fuel delivered to customers and related equipment	58,573	54,501	246,318	194,255	127,196
Other	1,711	935	6,544	2,622	1,165
Total cost of revenue	279,339	279,682	1,399,131	895,796	673,652
Gross loss	(159,075)	(69,396)	(507,791)	(194,356)	(171,310)

	Three Months Ended March 31,		Year ended December 31,
	2024	2023	2023	2022	2021
	(unaudited)	(unaudited)
	(in thousands, except share and per share data)
Operating expenses:
Research and development	25,280	26,535	113,745	99,579	64,762
Selling, general and administrative	77,959	104,016	422,469	363,929	179,852
Restructuring	6,011	—	—	—	—
Impairment	284	1,083	20,014	5,218	10,224
Impairment of goodwill	—	—	249,480	—	—
Change in fair value of contingent consideration	(9,200)	8,769	30,024	16,468	11,176
Total operating expenses	100,334	140,403	835,732	485,194	266,014
Operating loss	(259,409)	(209,799)	(1,343,523)	(679,550)	(437,324)
Interest and other expense, net(1)	(36,204)	1,968	(32,674)	(43,619)	(38,838)
Loss before income taxes	$(295,613)	$(207,831)	$(1,376,197)	$(723,169)	$(476,162)
Income tax (expense) benefit	(163)	1,270	7,364	(839)	16,197
Net loss	$(295,776)	$(206,561)	$(1,368,833)	$(724,008)	$(459,965)
Loss per share, basic and diluted	$(0.46)	$(0.35)	$(2.30)	$(1.25)	$(0.82)
Weighted average number of common stock outstanding	641,256,134	589,205,165	595,468,419	579,716,708	558,182,177
	As of March 31, 2024	As of December 31,
		2023	2022
	(unaudited)(in thousands)
Balance Sheet Data:
Unrestricted cash and cash equivalents	$172,873	$135,033	$690,630
Total Assets	4,847,306	4,902,738	5,764,276
Noncurrent liabilities	1,006,740	1,039,813	1,068,787
Stockholders’ equity	2,929,122	2,898,125	4,060,214
Working capital	855,129	822,165	2,670,023

(1)
Interest and other expense, net includes interest income, interest expense, other expense, net, realized loss on investments, net, change in fair value of equity securities, loss on equity method investments, loss on extinguishment of debt, and loss on extinguishment on convertible senior notes.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement, and accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.
Risks Related to this Offering and Our Common Stock
We have incurred losses and anticipate continuing to incur losses.
We have not achieved operating profitability in any quarter since our formation and we will continue to incur net losses until we can produce sufficient revenue to cover our costs. Our net loss was approximately $295.8 million and $206.6 million for the three months ended March 31, 2024 and 2023, respectively. As of March 31, 2024, we had an accumulated deficit of $4.8 billion. We anticipate that we will continue to incur losses until we can produce and sell our products and services on a large-scale and cost-effective basis. We cannot guarantee when we will operate profitably, if ever. In order to achieve profitability, we must successfully execute our planned path to profitability in the early adoption markets on which we are focused. The profitability of our products depends largely on material and manufacturing costs and the market price of hydrogen. The hydrogen infrastructure that is needed to support our growth readiness and cost efficiency must be available and cost efficient. We must continue to shorten the cycles in our product roadmap with respect to improvement in product reliability and performance that our customers expect. We must execute on successful introduction of our products into the market. We must accurately evaluate our markets for, and react to, competitive threats in both other technologies (such as advanced batteries) and our technology field. Finally, we must continue to lower our products’ build costs and lifetime service costs. If we are unable to successfully take these steps, we may never operate profitably, and, even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future.
Future sales of a significant number of shares of our common stock or other dilution of our equity could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the market perception that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Additionally, we are not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock. The market price of our common stock could decline as a result of sales of shares of our common stock or sales of such other securities made after this offering or the perception that such sales could occur.
Our stockholders will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase in this offering and may experience further dilution in the future.
The public offering price of the common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, you will incur immediate and substantial dilution of $       per share of common stock purchased in this offering. See “Dilution” below for a more detailed discussion of the dilution investors in this offering will incur if they purchase shares in this offering. In addition, we have a significant number of outstanding convertible notes, warrants and stock options. As of June 30, 2024, we had 11,611,699 shares of common stock issuable upon conversion of the 3.75% Convertible Senior Notes due June 2025 at a conversion rate of 198.6196 shares and 33,049,906 shares of common stock issuable upon conversion of the 7.00% Convertible Senior Notes at a conversion rate of 235.4049. In addition, as of June 30, 2024, we had outstanding options exercisable for an aggregate of 42,380,705 shares of common stock at a weighted average exercise price of $14.16 per share, 6,282,815 shares of common stock issuable upon the vesting of restricted stock and restricted stock units and 82,022,634 shares of common stock issuable upon the exercise of warrants. Subject to market conditions and other factors, we may conduct additional future offerings of equity or debt securities. The conversion of the notes or the exercise of outstanding options and warrants and future equity issuances will result in dilution to investors. The market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.
Our management will have broad discretion in the use of the net proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.
Our management will have broad discretion over the use of our net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment and we might not be able to yield a significant return, if any, on any investment of these net proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.

USE OF PROCEEDS
Based on the public offering price of $      per share of common stock, we estimate that the net proceeds to us from the sale of the shares of common stock in this offering will be approximately $      million (or approximately $      if the option to purchase additional shares is exercised in full by the underwriters), after deducting the underwriting discounts and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes. Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities. Accordingly, we will retain broad discretion over the use of these proceeds.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2024:
•
on an actual basis; and

•
on an as-adjusted basis to give effect to this offering of                 shares of common stock at a price of $      per share and after deducting the underwriting discounts and estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds” as well as our consolidated financial statements and the related notes thereto included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of March 31, 2024
(dollars in thousands, except per share amounts)	Actual	As Adjusted
	(unaudited)
Cash and cash equivalents	$172,873	$
Restricted cash(1)	$995,211	$
Long-term debt:
7.00% Convertible Senior Note due June 2026	$151,836	$
3.75% Convertible Senior Notes due June 2025	57,966
Other long-term debt	1,013
Total long-term debt	$210,815
Stockholders’ equity:
Common Stock, $0.01 par value per share; 1,500,000,000 shares authorized; 705,604,549 shares issued, actual; shares issued, as adjusted	7,057		(4)
Additional paid-in capital	7,823,209
Accumulated other comprehensive loss	(9,078)
Accumulated deficit	(4,785,520)
Less common stock in treasury (19,242,215 shares)	(106,546)
Total stockholders’ equity	2,929,122
Total capitalization(3)	3,139,937

(1)
Reflects primarily cash required to be maintained in restricted accounts securing the Company’s finance obligations.

(3)
Total capitalization is equal to the sum of total debt and total stockholders’ equity.

(4)
Assumes no exercise of the underwriters’ option to purchase up to an additional                 shares of our common stock.

The foregoing table and discussion are based on 686,362,334 shares of common stock outstanding as of March 31, 2024 and excludes:
•
36,384,062 shares of common stock issuable upon the exercise of stock options, at a weighted average exercise price of $16.55 per share;

•
5,914,856 shares of common stock issuable upon the vesting of restricted stock and restricted stock units;

•
78,561,263 shares of common stock issuable upon the exercise of warrants;

•
11,611,699 shares of common stock issuable upon conversion of the 3.75% Convertible Senior Notes due June 2025 at a conversion rate of 198.6196 shares;

•
33,049,906 shares of common stock issuable upon conversion of the 7.00% Convertible Senior Notes due June 2026 at a conversion rate of 235.4049 shares;

•
19,242,215 shares of common stock in treasury; and

•
11,254,667 shares of our common stock reserved for future issuance under our equity incentive plans.

DILUTION
If you invest in our common stock, your ownership interest will be diluted by the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering.
Our net tangible book value as of March 31, 2024 was approximately $2.746 billion, or $4.00 per share of our common stock, based on 686,362,334 shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2024. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.
After giving effect to the sale of                 shares of our common stock in this offering at the price of $      per share and after deducting the underwriting discounts and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $      million, or $      per share. This represents an immediate increase in net tangible book value of $      per share to our existing stockholders and an immediate dilution of $      per share of common stock issued to the new investors purchasing securities in this offering.
The following table illustrates this per share dilution:
Offering price per share	$
Net tangible book value per share as of March 31, 2024		$4.00
Increase in net tangible book value per share attributable to this offering
Adjusted net tangible book value per share as of March 31, 2024 after giving effect to this offering
Dilution in net tangible book value per share to new investors
If the underwriters exercise in full their option to purchase up to                 additional shares of common stock at the public offering price of $      per share, the as adjusted net tangible book value after this offering would be $      per share, representing an increase in net tangible book value of $      per share to existing stockholders and immediate dilution in net tangible book value of $      per share to investors purchasing our common stock in this offering.
The foregoing table and discussion are based on 686,362,334 shares of common stock outstanding as of March 31, 2024 and excludes:
•
36,384,062 shares of common stock issuable upon the exercise of stock options, at a weighted average exercise price of $16.55 per share;

•
5,914,856 shares of common stock issuable upon the vesting of restricted stock and restricted stock units;

•
78,561,263 shares of common stock issuable upon the exercise of warrants;

•
11,611,699 shares of common stock issuable upon conversion of the 3.75% Convertible Senior Notes due June 2025 at a conversion rate of 198.6196 shares;

•
33,049,906 shares of common stock issuable upon conversion of the 7.00% Convertible Senior Notes due June 2026 at a conversion rate of 235.4049 shares;

•
19,242,215 shares of common stock in treasury; and

•
11,254,667 shares of our common stock reserved for future issuance under our equity incentive plans.

To the extent that options or warrants outstanding are exercised, outstanding securities are converted or restricted stock units vest, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY
We have never declared or paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of dividends will depend upon capital requirements and limitations imposed by our credit agreements, if any, and such other factors as our board of directors may consider.

UNDERWRITERS
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, the amount of shares indicated below:
Name	Amount of Shares
Morgan Stanley & Co. LLC

Total	$200,000,000
The underwriters and the representative are collectively referred to as the “underwriters” and the “representative,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.
The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representative.
Our common stock is listed on the Nasdaq Capital Market under the trading symbol “PLUG”.
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
Option to Purchase Additional Shares
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to $30,000,000 of additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less the underwriting discounts. To the extent the option is exercised, the underwriters will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares of common stock as the number listed next to the underwriters’ name in the preceding table bears to the total number of shares of common stock listed in the preceding table.
Underwriting Discounts
The following table shows the per share and total public offering price, underwriting discounts and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional $30,000,000 of shares of common stock.
Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts	$	$	$
Proceeds, before expenses, to us	$	$	$
The estimated offering expenses payable by us, exclusive of the underwriting discounts, are approximately $      .

Lock-Up Agreements
We and each of our directors and officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC, we and they will not, and will not publicly disclose an intention to, during the period ending 45 days after the date of this prospectus supplement (the “restricted period”):
(1)
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

(2)
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock; or

(3)
file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;

whether any such transaction described in (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each of our directors and officers agrees that, without the prior written consent of Morgan Stanley & Co. LLC, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.
Notwithstanding the above, the underwriters have agreed in the underwriting agreement that the lock-up agreement applicable to us does not apply to:
•
the sale of shares to the underwriters;

•
the issuance by us of shares of our common stock upon the exercise or vesting or settlement of any option, warrant, restricted stock unit or restricted shares of common stock outstanding on the date hereof and described in this prospectus supplement, or upon the conversion or redemption of our 3.75% Convertible Senior Notes due June 2025 or our 7.00% Convertible Senior Notes due June 2026 outstanding on the date hereof and described in this prospectus supplement;

•
the issuance of shares of our common stock, options to acquire shares of our common stock, restricted stock units, restricted shares of common stock or other equity awards pursuant to our stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in this prospectus supplement;

•
the issuance of shares of our common stock as matching contributions under our 401(k) plan;

•
the filing of a registration statement on Form S-8 relating to any employee benefit plan or Form S-4 or amendments thereto;

•
the entry into an agreement providing for the issuance of shares of our common stock or any security convertible into or exercisable for shares of our common stock in connection with (x) our acquisition, or any of our subsidiaries, of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition, or (y) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of shares of our common stock that we may sell or issue pursuant to this clause shall not exceed 10% of the total number of shares of our common stock issued and outstanding immediately following the completion of the transaction and provided further that each recipient of shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock shall enter into a lock-up agreement for the duration of the restricted period;

•
the filing of any registration statement pursuant to the Transaction Agreement, dated as of July 20, 2017, between the Company and Wal-Mart Stores, Inc.;

•
the filing of any registration statement pursuant to each of the Transaction Agreement, dated as of April 4, 2017, between the Company and Amazon.com, Inc. and the Transaction Agreement, dated as of August 24, 2022, between the Company and Amazon.com, Inc.;

•
the amendment, modification, termination or unwind of any base call option transaction or additional call option transaction, entered into between the Company and each of Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association; and

•
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”), for the transfer of shares of our common stock, provided that (i) such 10b5-1 Plan does not provide for the transfer of shares of our common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of our common stock may be made under such plan during the restricted period;

In addition, notwithstanding the foregoing, the underwriters have agreed that the following shall not apply to the lock-up agreements with our directors and officers:
•
transactions by any person other than us relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act is required or voluntarily made in connection with subsequent sales of the common stock or other securities acquired in such open market transactions;

•
transfers of shares of common stock or any security convertible into common stock as a bona fide gift, provided that each donee shall sign and deliver a substantially similar lock-up agreement for the duration of the restricted period and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;

•
distributions of shares of common stock or any security convertible into common stock to limited partners of such person, provided that each distributee shall sign and deliver a substantially similar lock-up agreement for the duration of the restricted period and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;

•
transfers or other dispositions of shares of common stock or any security convertible into common stock by will, other testamentary document or intestate succession upon death, or by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; provided that any filing under Section 16(a) of the Exchange Act required to be made during the restricted period in connection with any such transfer or disposition shall indicate by footnote disclosure or otherwise the nature of the transfer or disposition; provided further that each distributee shall sign and deliver a substantially similar lock-up agreement for the duration of the restricted period;

•
receipt from the Company of shares of common stock upon the grant or exercise of options, warrants, common stock (restricted or unrestricted) restricted stock units, restricted shares of common stock or other equity awards pursuant to any employee benefit plans or arrangements described in this prospectus supplement, provided that any shares of common stock receive pursuant to this clause shall be subject to the restrictions on transferability contained in the lock-up agreement; provided further that any filing under Section 16(a) of the Exchange Act required to be made during the restricted period in connection with such transaction shall indicate by footnote disclosure or otherwise (i) the nature of the transaction and (ii) that any shares received pursuant to this clause are subject to the restrictions on transferability contained in the lock-up agreement;

•
dispositions or transfers of shares of common stock solely (i) in connection with the “net” or “cashless” exercise of options or other rights to acquire shares of common stock granted pursuant to an equity incentive plan, employee compensation plan or other arrangement described in this prospectus supplement, or (ii) in satisfaction of tax withholding obligations in connection with any such exercise or the vesting of restricted stock, provided that any shares received upon any such exercise or vesting shall be subject to the restrictions on transferability contained in the lock-up agreement; provided further that any filing under Section 16(a) of the Exchange Act required to be made during the Restricted Period in connection with any such transfer or disposition shall indicate by footnote disclosure or otherwise (i) the nature of the transfer or disposition and (ii) that any shares received pursuant to this clause are subject to the restrictions on transferability contained in the lock-up agreement;
•
transfers of shares of common stock or any security convertible into common stock by such person to affiliates or to any investment fund or other entity controlled by such person, provided that each transferee shall sign and deliver a substantially similar lock-up agreement for the duration of the restricted period and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;

•
transfer of shares of common stock or any security convertible into common stock by such person to any immediate family member of such person or a trust, partnership, limited liability company or other entity for the direct or indirect benefit of such person or the immediate family of such person, provided that each transferee shall sign and deliver a substantially similar lock-up agreement for the duration of the restricted period and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;

•
the establishment of a 10b5-1 Plan for the transfer of shares of common stock; provided that (i) such 10b5-1 Plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the such officer or director or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period; or

•
sales, transfers or other dispositions of such person’s shares of common stock made pursuant to 10b5-1 Plans existing on the date hereof, of which the representative has received notice, provided that any filing that is made in connection with any such sales during the restricted period shall state that such sales have been executed under an existing 10b5-1 Plan.

Morgan Stanley & Co. LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
Stabilization
In order to facilitate the offering of our common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of our common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or retard a decline in the market price of our common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
Electronic Prospectus
A prospectus supplement in electronic format may be made available on websites maintained by the underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of common stock to the underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to the underwriters that may make Internet distributions on the same basis as other allocations.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Canada
The shares of our common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares of our common stock in any Member State of the European Economic Area (the “EEA”) (each, a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our common stock. Accordingly, any person making or intending to make an offer in any Relevant State of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer.
In relation to each Relevant State, no shares of our common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares of our common stock may be offered to the public in that Relevant State at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares of our common stock shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in any Relevant State means the communication in any form and by means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock.
Notice to Prospective Investors in the United Kingdom
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares of our common stock in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our common stock. Accordingly, any person making or intending to make an offer in the United Kingdom of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Section 85 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) in relation to such offer. None of the Company or the underwriters have authorized, nor do they authorize, the making of any offer of shares of our common stock in the United Kingdom in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer. No shares of our common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the Financial Conduct Authority, except that the shares of our common stock may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Section 86 of the FSMA,

provided that that no such offer of the shares of our common stock shall require the Company or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in the United Kingdom means the communication in any form and by means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the shares of our common stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the shares of our common stock offered hereby or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of common our stock in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Switzerland
This prospectus supplement and accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the common stock. The common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading venue (exchange or multilateral trading facility) in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the common stock constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, or the common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of common stock.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.
This prospectus supplement and accompanying prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares have not and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or Securities and Futures Ordinance, or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares have been or will be issued or have been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the shares in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) or other relevant person (as defined in Section 275(2) of the SFA) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the shares are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is:

•
a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the shares except: (1) to an institutional investor, an accredited investor, a relevant person or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust), (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Notice to Prospective Investors in Japan
The shares of our common stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except pursuant to the private placement exemptions stated below from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Notice to Prospective Investors in the Dubai International Financial Centre, or DIFC
This prospectus supplement and accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and accompanying prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied upon by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and accompanying prospectus. The shares of common stock to which this prospectus supplement and accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in Brazil
The shares have not been, and will not be, registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. The shares may not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or unauthorized distribution under Brazilian laws and regulations. The shares are not being offered into Brazil. Documents relating to the offering of the shares, as well as information contained therein, may not be supplied to the public in Brazil, nor be used in connection with any public offer for subscription or sale of the shares to the public in Brazil.
Notice to Prospective Investors in Israel
In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (“Addressed Investors); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions (“Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our shares of common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered shares of common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued shares of common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock that is for U.S. federal income tax purposes:
•
a non-resident alien individual;

•
a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes;

•
a foreign estate, the income of which is not subject to U.S. federal income tax on a net income basis; or

•
a foreign trust, the income of which is not subject to U.S. federal income tax on a net income basis and that (1) is not subject to the primary supervision of a court within the United States or over which no U.S. persons have authority to control all substantial decisions and (2) has not made an election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

This discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons that hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other pass-through entity, as applicable.
This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus and, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code, generally property held for investment.
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any U.S. state, local or non-U.S. taxes, the alternative minimum tax, the Medicare tax on net investment income, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:
•
insurance companies;

•
tax-exempt or governmental organizations;

•
financial institutions;

•
brokers or dealers in securities;

•
regulated investment companies;

•
pension plans;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
“qualified foreign pension funds,” or entities wholly owned by a “qualified foreign pension fund”;

•
persons deemed to sell our common stock under the constructive sale provisions of the Code;

•
persons that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

•
certain former residents and former citizens of the United States.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.
Distributions on Our Common Stock
Distributions, if any, on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale or Other Taxable Disposition of Our Common Stock.” Any such distributions will also be subject to the discussions below under the sections titled “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements—FATCA.”
Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.
Gain on Sale or Other Taxable Disposition of Our Common Stock
Subject to the discussions below under “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements—FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income tax or withholding on any gain realized upon such holder’s sale or other taxable disposition of shares of our common stock unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed-base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S.

holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or
•
we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. If we are a “U.S. real property holding corporation” and either our common stock is not regularly traded on an established securities market or a non-U.S. holder holds more than 5% of our common stock, directly or indirectly, actually or constructively, during the applicable testing period, such non-U.S. holder would generally be taxed on any gain realized from the sale or other disposition of our common stock in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Backup Withholding and Information Reporting
We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.
Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.
Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.
Withholding and Information Reporting Requirements—FATCA
Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to gross proceeds from the sale or other disposition of our common stock, although under proposed U.S. Treasury Regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The financial statements of Plug Power Inc. and subsidiaries as of December 31, 2023 and 2022, and for each of the years then ended, incorporated by reference in this prospectus supplement, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports and other information with the SEC. The SEC maintains a website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC. These documents are also available, free of charge, through our website, which is located at www.plugpower.com. Information contained on our website is not incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus and you should not consider information on our website to be part of this prospectus supplement, the accompanying prospectus or any free writing prospectus.
This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC from the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 9, 2024;

•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2024 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2023);

•
our Current Reports on Form 8-K filed with the SEC on January 17, 2024, February 23, 2024, March 13, 2024, March 26, 2024, April 26, 2024, May 15, 2024 and June 7, 2024;

•
the description of our common stock (filed as Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, including any amendments or reports filed for the purpose of updating such description); and

•
all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the underlying securities (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations).

Any statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus supplement or into such documents). You should direct any requests for documents to:
Plug Power Inc.
125 Vista Boulevard
Slingerlands, New York, 12159
Attention: General Counsel
Telephone: (518) 782-7700

PROSPECTUS
PLUG POWER INC.
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

This prospectus describes securities that may be issued and sold from time to time by us or that may be offered and sold from time to time by selling securityholders to be identified in the future. We may offer, in one or more series or classes, separately or together, the following securities: (i) shares of common stock, par value $0.01 per share, (ii) shares of preferred stock, par value $0.01 per share, (iii) warrants to purchase shares of common stock, preferred stock and/or debt securities, (iv) debt securities and (v) units comprised of one or more of the securities described in this prospectus in any combination. We refer to the common stock, preferred stock, warrants, debt securities and units registered hereunder collectively as the “securities” in this prospectus.
The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement. The securities may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. These securities also may be offered by selling securityholders, if so provided in a prospectus supplement hereto. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About this Prospectus” and the “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.
Our common stock is listed on the NASDAQ Capital Market under the symbol “PLUG.” On June 7, 2022, the last reported sale price of our common stock on the NASDAQ Capital Market was $18.85. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement as well as those set forth in the documents incorporated by reference into this prospectus or any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 8, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings, and selling securityholders may from time to time offer and sell any such security owned by them.
This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or any selling securityholder sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
We or any selling securityholders may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents or underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.
We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus, any applicable prospectus supplement, any information incorporated or deemed incorporated by reference herein or therein or any related free writing prospectus is accurate as of any date other than the date of such information. Our business, financial condition, results of operations and prospects and the business may have changed since that date.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Plug Power,” “we,” “us,” “our,” or the “Company” refer to Plug Power Inc. and its subsidiaries.
This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

OUR COMPANY
We are building an end-to-end green hydrogen ecosystem, from green hydrogen production, storage and delivery to energy generation through mobile or stationary applications, to help our customers meet their business goals and decarbonize the environment. In creating the first commercially viable market for hydrogen fuel cell technology, we have deployed more than 51,000 fuel cell systems for forklifts and more than 160 fueling stations customers use daily to fill their forklift trucks as of March 31, 2022. We intend to deliver our green hydrogen solutions directly to our customers, and through joint venture partners into multiple environments, including material handling, e-mobility, power generation, and industrial applications.
We are focused on proton exchange membrane, fuel cell and fuel processing technologies, fuel cell/battery hybrid technologies, and associated hydrogen and green hydrogen generation, storage and dispensing infrastructure. A fuel cell is an electrochemical device that combines hydrogen and oxygen to produce electricity and heat without combustion. In support of the market growth and our own ambitions, we are building a state-of-the-art gigafactory to produce electrolyzers stacks and fuel cells.
We deliver end-to-end clean hydrogen and zero-emissions fuel cell solutions for supply chain and logistics applications, on-road electric vehicles, the stationary power market, and more. Our largest market today is material handling; we support customers at multi-shift high volume manufacturing and high throughput distribution sites where we believe our products and services provide a unique combination of productivity, flexibility, and environmental benefits.
Additionally, we manufacture and sell fuel cell products to replace batteries and diesel generators in stationary backup power applications. These products have proven valuable with telecommunications, transportation, and utility customers as robust, reliable, and sustainable power solutions.
We were organized in the State of Delaware on June 27, 1997. Our principal executive offices are located at 968 Albany Shaker Road, Latham, New York, 12110, and our telephone number is (518) 782-7700. Our corporate website address is www.plugpower.com. The information found on, or otherwise accessible through, our website is not deemed to be a part of this prospectus or any applicable prospectus supplement. Our common stock trades on the NASDAQ Capital Market under the symbol “PLUG.”
RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks and uncertainties set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled “Cautionary Statement Regarding Forward-Looking Statements.”
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and discussions which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus or in the information contained in or incorporated by reference into this prospectus. Some of the risks, uncertainties and other important factors that may affect future results include, among others: the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk of dilution to our stockholders and/or stock price should we need to raise additional capital; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders may not ship, be installed and/or converted to revenue, in whole or in part; the risk that a loss of one or more of our major customers, or if one of our major customers delays payment of or is unable to pay its receivables, a material adverse effect could result on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that our convertible senior notes, if settled in cash, could have a material effect on our financial results; the risk that our convertible note hedges may affect the value of our convertible senior notes and our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to remediate the material weaknesses identified in internal control over financial reporting as of December 31, 2021, 2020, 2019, and 2018, or inability to otherwise maintain an effective system of internal control; the risk of loss related to an inability to maintain an effective system of internal controls; our ability to attract and maintain key personnel; the risks related to the use of flammable fuels in our products; the risk that pending orders may not convert to purchase orders, in whole or in part; the cost and timing of developing, marketing and selling our products; the risks of delays in or not completing our product development goals; the risks involved with participating in joint ventures; our ability to obtain financing arrangements to support the sale or leasing of our products and services to customers; our ability to successfully pursue new business ventures; our ability to achieve the forecasted gross margin on the sale of our products; the cost and availability of fuel and fueling infrastructures for our products; the risks, liabilities, and costs related to environmental, health and safety matters; the risk of elimination of government subsidies and economic incentives for alternative energy products; market acceptance of our products and services; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing, and the supply of key product components; the cost and availability of components and parts for our products; the risk that possible new tariffs could have a material adverse effect on our business; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully market, distribute and service our products and services internationally; our ability to improve system reliability for our products; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the risk of dependency on information technology on our operations and the failure of such technology; the cost of complying with current and future federal, state and international governmental regulations; our subjectivity to legal proceedings and legal compliance; the ongoing impact of the COVID-19 pandemic; the risks associated with past and potential future acquisitions, including that we may not realize the expected benefits; the volatility of our stock price; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC. Although we presently believe that the plans, expectations and anticipated results expressed in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties, including those beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any of our forward-looking statements for events or circumstances that arise after the statement is made, except as otherwise may be required by law.
The above list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included in our Annual Report on Form 10-K for the year ended December 31, 2021. The risk factors contained in our Annual Report may be updated by us from time to time in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds received by us from our sale of the securities described in this prospectus for general corporate purposes, which may include, without limitation, repayment of existing indebtedness, the financing of possible acquisitions and investments, capital expenditures, stock repurchases and for working capital. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement or free writing prospectus. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation (as amended), which we refer to herein as our certificate of incorporation, and our amended and restated bylaws, which we refer to herein as our bylaws, copies of which are filed with the SEC. The terms of these securities may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and our bylaws. See “Where You Can Find Additional Information.”
Authorized Capital
Our authorized capital stock consists of 1,500,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
As of March 31, 2022, 578,063,019 shares of our common stock were issued and outstanding (excluding 17,146,337 treasury shares). In addition, as of March 31, 2022, there were: (i) 24,185,000 shares of common stock issuable upon the exercise of stock options at a weighted average exercise price of $20.73 per share; (ii) 80,017,181 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock; (iii) 39,170,766 shares of common stock issuable upon conversion of our 3.75% Convertible Senior Notes due June 1, 2025 at a conversion price of $5.03 per share; and (iv) 4,870,964 shares of our common stock reserved for future issuance under our equity incentive plans.
Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable securities exchange requirements.
The holders of common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.
Subject to the preferences that may be applicable to any then outstanding preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, duly authorized, fully paid and nonassessable. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.
Our common stock trades on the NASDAQ Capital Market under the symbol “PLUG.”
Preferred Stock
As of March 31, 2022, no shares of preferred stock were issued and outstanding.
The Company’s certificate of incorporation authorizes its board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series into other classes or series of stock. We may issue preferred stock from time to time in one or more class or series, with the exact terms of each class or series established by our board of directors. Prior to the issuance of shares of each class or series of preferred stock, the Company’s board of directors will set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.
The preferences and other terms of the preferred stock of each class or series will be fixed by the certificate of designation relating to such class or series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the preferred stock, including, where applicable, the following:
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the title and stated value;

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the number of shares we are offering;

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the liquidation preference per share;

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the purchase price;

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the dividend rate, period and payment date and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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voting rights, if any, of the preferred stock;

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preemptive rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material United States federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank: (i) senior to all classes or series of the common stock, and to any other class or series of the Company’s stock expressly designated as ranking junior to the preferred stock; (ii) on parity with any class or series of the Company’s stock expressly designated as ranking on parity with the preferred stock; and (iii) junior to any other class or series of the Company’s stock expressly designated as ranking senior to the preferred stock.
The DGCL provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.
Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws
Delaware Anti-Takeover Law.   We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by the entity or person.
Certificate of Incorporation and Bylaws.   Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:
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permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

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provide that the authorized number of directors may be changed only by resolution of the board of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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divide our board of directors into three classes;

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generally require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

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provide that, except as otherwise required by statute and subject to the rights of the holders of any series of preferred stock, special meetings of our stockholders may be called only by the board of directors pursuant to a resolution adopted by a majority of the directors then in office.

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of at least two-thirds of our then outstanding common stock.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock and preferred stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar’s address is 1155 Long Island Avenue, Edgewood, New York 11717-8309.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. The following description, together with the additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any future warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants offered under that prospectus supplement or free writing prospectus may differ from the terms described below. The following description and any description of the warrants in a prospectus supplement or free writing prospectus may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement and warrant certificate, which we will file with the SEC in connection with an issuance of the warrants.
General
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the periods during which, and places at which, the warrants are exercisable;

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the manner of exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants;

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the offering price and aggregate number of warrants offered;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES
We may issue senior debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We will file these documents as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC.
The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures will be subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities.
General
We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:
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the title;

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the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

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the maturity date;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place where payments will be payable;

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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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whether the indenture will restrict our ability or the ability of our subsidiary to:

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incur additional indebtedness;

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issue additional securities;

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create liens;

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pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiary;

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redeem capital stock;

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place restrictions on our subsidiary’s ability to pay dividends, make distributions or transfer assets;

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make investments or other restricted payments;

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sell or otherwise dispose of assets;

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enter into sale-leaseback transactions;

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engage in transactions with stockholders or affiliates;

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issue or sell stock of our subsidiary;

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effect a consolidation or merger;

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whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

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information describing any book-entry features;

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provisions for a sinking fund purchase or other analogous fund, if any;

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the applicability of the provisions in the indenture on discharge;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default Under the Indenture
Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following will be events of default under the indentures with respect to any series of debt securities that we may issue:
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if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

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if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

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if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.
Modification of Indenture; Waiver
Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:
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to fix any ambiguity, defect or inconsistency in the indenture;

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to comply with the provisions described above under “Description of Our Debt Securities —  Consolidation, Merger or Sale”;

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Our Debt Securities — General”, to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

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to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the stated maturity of the series of debt securities;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture will provide that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.
Subject to this provision, the trustee will be under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities
The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture will not limit the amount of subordinated debt securities that we may issue. It also will not limit us from issuing any other secured or unsecured debt.
The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture will not limit the amount of senior debt securities that we may issue. It also will not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS
We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The specific terms of any series of units offered will be described in the applicable prospectus supplement or free writing prospectus. The specific terms of any series of units may differ from the general description of terms presented below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units.
General
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement;

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the price or prices at which such units will be issued;

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the applicable United States federal income tax considerations relating to the units;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock and Preferred Stock”, “Description of Warrants” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.
The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
•
to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

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to correct or supplement any defective or inconsistent provision; or

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to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
•
impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•
reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
•
If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•
If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the unit agreements and the units will be governed by and construed in accordance with the laws of the State of New York.
Form, Exchange and Transfer
We will issue each unit in global (i.e., book-entry) form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.
Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.
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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us common stock, preferred stock, warrants, debt securities or units, as applicable, in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or may agree in the future to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The selling securityholders may offer for sale all or some portion of the securities that they hold. To the extent that any of the selling securityholders are broker or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act.
The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number and classes of our securities beneficially owned by such selling securityholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.
PLAN OF DISTRIBUTION
We and any selling securityholders may sell the securities under this prospectus in one or more of the following ways (or in any combination) from time to time:
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to or through one or more underwriters or dealers;

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in short or long transactions;

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directly by us or any selling securityholders to investors;

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through agents; or

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through a combination of methods.

We will set forth in a prospectus supplement or free writing prospectus the terms and offering of securities by us or any selling securityholder, including:
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the names of any underwriters, dealers, agents or other counterparties;

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any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers;

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details regarding options under which underwriters may purchase additional securities from us or any selling securityholders, if any;

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the purchase price of the securities being offered and the proceeds we or any selling securityholder will receive from the sale;

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the public offering price; and

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the securities exchanges on which such securities may be listed, if any.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
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in privately negotiated transactions;

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in one or more transactions at a fixed price or prices, which may be changed from time to time;

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in one or more transactions, including “forward” transactions at a floating price or prices that may be changed from time to time;

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in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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at market prices prevailing at the time of sale or prices related to the prevailing market prices at the time of sale; or

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at negotiated prices.

We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.
Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than the common stock, which is listed on the Nasdaq Capital Market). If the Company sells any shares of the common stock pursuant to a prospectus supplement, such shares will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such securities are sold by us or our operating partnership for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.
If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may occur on the Nasdaq Capital Market or any other market where our securities may be traded, and may be discontinued at any time.
The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and our operating partnership in the ordinary course of business.

LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon by Goodwin Procter LLP, Boston, Massachusetts.
EXPERTS
The consolidated financial statements of Plug Power Inc. and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
KPMG’s report dated March 1, 2022, on the effectiveness of Plug Power Inc.’s internal control over financial reporting as of December 31, 2021, contains an explanatory paragraph that states that management excluded from its assessment of the effectiveness of Plug Power Inc.’s internal control over financial reporting as of December 31, 2021, Applied Cryo Technologies and Frames Holdings B.V.’s (the “Acquired Companies”) internal control over financial reporting associated with total assets of $369.1 million and total revenues of $15.8 million included in the consolidated financial statements of Plug Power Inc. and subsidiaries as of and for the fiscal year ended December 31, 2021. KPMG’s audit of internal control over financial reporting of Plug Power Inc. also excluded an evaluation of the internal control over financial reporting of the Acquired Companies.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2021 expresses an opinion that Plug Power Inc. did not maintain effective internal control over financial reporting as of December 31, 2021 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company did not maintain a sufficient complement of trained, knowledgeable resources to execute its responsibilities with respect to internal control over financial reporting. As a consequence, the Company did not conduct an effective risk assessment process that was responsive to changes in the Company’s operating environment and did not design and implement effective process-level control activities for certain financial statement accounts and disclosures as follows:
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presentation of operating expenses;

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accrual for loss contracts related to service;

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capitalization of inventory costs; and

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identification of adjustments to physical inventory.

Additionally, as a result of ineffective risk assessment, the Company did not maintain effective general information technology control activities over an information technology system that is used in calculating fuel billings.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at www.sec.gov. In addition, we maintain a website that contains information about us at www.plugpower.com. The information found on, or otherwise accessible through, this website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act, with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 9, 2022;

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our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 2, 2022 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2021);

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our Current Reports on Form 8-K filed with the SEC on March 21, 2022 and April 18, 2022 (except for information contained therein which is furnished rather than filed);

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the description of our common stock contained in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on October 1, 1999, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2020, including any amendments or reports filed for the purpose of updating such description; and

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all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the underlying securities (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations).

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). You should direct any requests for documents to:
Plug Power Inc.
968 Albany Shaker Road
Latham, New York, 12110
Attention: General Counsel
Telephone: (518) 782-7700

$200,000,000
Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley
July   , 2024